SCHEDULE A

                                                       FUNDS



                                                                ANNUAL RATE OF
                                                                AVERAGE DAILY
NAME OF FUND                                                    NET ASSETS            EFFECTIVE DATE

First Trust Dow Jones Select MicroCap IndexSM Fund                  0.50%             September 24, 2005

First Trust Value Line(R) Arithmetic Index Fund                    [0.50%]

First Trust Morningstar(R) Dividend Leaders(SM) Index Fund          0.30%             March 15, 2006

First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                0.40%             April 25, 2006

First Trust NASDAQ-100-Technology Sector Index(SM) Fund             0.40%             April 25, 2006

First Trust Ibbotson Core U.S. Equity Allocation Index Fund        [0.50%]

First Trust IPOX-100 Index Fund                                     0.40%             April 13, 2006

First Trust AMEX(R) Biotechnology Index Fund                        0.40%             June 23, 2006

First Trust DB Strategic Value Index Fund                          [0.__%]

First Trust Dow Jones Internet Index(SM) Fund                       0.40%             June 23, 2006

First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund         [0.__%]